Exhibit 10.18.2

NINTH AMENDMENT TO LOAN AGREEMENT

This Ninth Amendment to Loan Agreement (this “Agreement”) dated as of February 17, 2010, is entered into among Lithia Motors, Inc., an Oregon corporation (“Borrower”); the lenders which are from time to time parties to the Loan Agreement (each a “Lender” and any two or more “Lenders”); and U.S. Bank National Association, as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S

A. Borrower, the Lenders and Agent have entered into a Loan Agreement dated as of August 31, 2006, which has been amended from time to time, including by amendments dated as of June 29, 2007, February 13, 2008, March 17, 2008, August 15, 2008, December 12, 2008, March 31, 2009, October 28, 2009, and January 14, 2010 (collectively, the “Loan Agreement”).

B. The parties wish to modify the terms and conditions of the Loan Agreement, as set forth below.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Loan Agreement.

1.1 Effective as of December 31, 2009, the definition of the following term in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

“Vehicle Equity” means, as of any date of determination, (a) the sum of: (i) amounts which are owed to the Dealerships by financial institutions or finance companies which are not Affiliates of any Loan Party for the purchase by such institutions of retail installment contracts and leases arising from the sale or lease of New Vehicles, Used Vehicles and Program Vehicles (contracts in transit), (ii) amounts which are owed to the Dealerships by retail customers for the purchase or lease of New Vehicles, Used Vehicles and Program Vehicles, which consist of interim financing provided by a Dealership prior to the customer’s obtaining permanent financing, (iii) cash on deposit in deposit accounts of Borrower and its Subsidiaries, (iv) the net book value of the New Vehicles of the Dealerships, and (v) the net book value of the Program Vehicles and Used Vehicles of the Dealerships; minus (b) the sum of (i) the aggregate outstanding principal balance of the Floor Plan Financing owed to all Floor Plan Lenders, (ii) the outstanding principal balance of the Loans, and (iii) the principal amount of any other indebtedness or obligation to any Person (other than the Obligations) which is secured by the New Vehicles, Program Vehicles and/or Used Vehicles, including but not limited to amounts owing to holders of any lien or security interest in a Used Vehicle at the time it is traded in, sold to, or otherwise acquired by any Dealership.

1.2 Exhibit D. Exhibit D (Compliance Certificate) is deleted and replaced with the Exhibit D attached hereto.

2. Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions:

2.1 Agent has received executed originals of this Agreement and such other Loan Documents as Agent requires and Borrower and each Guarantor have provided such information and satisfied such requirements as Agent reasonably requires.

2.2 No Default shall have occurred and be continuing under the Loan Agreement, or will exist after giving effect to the transactions contemplated hereby and the amendments made by this Agreement.

2.3 All representations and warranties in the Loan Agreement and in this Agreement are true and correct as of the date of this Agreement.

3. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

4. Reaffirmation; Release. By signing this Agreement or the attached Acknowledgment:

4.1 Reaffirmation. Borrower and each Guarantor (each, a “Loan Party”) affirm that the representations and warranties in each of the existing Loan Documents are and will be true, correct and complete as of the date hereof, and agree that (i) except as amended previously or in connection herewith, each Loan Document is and shall remain valid and enforceable in accordance with its terms and (ii) such Borrower or Guarantor has no claims, defenses, setoffs, counterclaims or claims for recoupment against Agent, the Lenders, or the indebtedness and obligations represented by the Notes, Guaranties, Security Documents and other Loan Documents.

4.2 Release. Each Loan Party hereby releases, acquits, and forever discharges Agent, each Lender, their parent corporations, affiliates, subsidiaries, employees, successors, agents, assigns, representatives, and attorneys (collectively, “Lenders’ Agents”), and each of them, of and from any and all liability, claims, demands, damages, actions, causes of action, defenses, counterclaims, setoffs, or claims for recoupment of whatsoever nature, whether known or unknown, whether in contract or tort or otherwise, arising directly or indirectly from, or in any way related to the Loan Agreement, this Amendment, the Guaranties and the other Loan Documents, any other indebtedness or obligations of any Loan Party to Agent or any one or more of the Lenders or to the relationship between any Loan Party and Agent, any Lender, or Lenders’ Agents.

5. References. On and after the effective date of this Agreement, all references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

6. Representations and Warranties. Each Loan Party represents and warrants to Agent and the Lenders as follows:

6.1 Authorization. (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (the “Amended Agreement”), (b) its execution, delivery and performance of this Agreement and the other Loan Documents and all documents to be executed, delivered or performed by it have been duly authorized by all necessary entity action, do not require the approval of any governmental agency or other Person, do not contravene any law, regulation, rule, order, or restriction binding on it or its articles of incorporation or other organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected, and (c) this Agreement has been duly executed and delivered by each Loan Party and this Agreement and the Amended Agreement are the legally valid and binding obligations of each Loan party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.2 Absence of Default. No Event of Default has occurred and is continuing and no event will result from the consummation of the transactions contemplated by this Agreement that would constitute a Default or Event of Default.

7. Expenses. Borrower shall pay all outside and/or third party costs, fees and expenses (including without limitation, attorney fees) incurred by Agent and each Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other document required to be furnished herewith.

8. Recitals. The Recitals are hereby incorporated herein.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall be deemed to constitute but one document.

LITHIA MOTORS, INC.		U.S. BANK NATIONAL ASSOCIATION, as Agent, Lender and Issuing Lender

By:	/s/ Jeffrey B. DeBoer	By:	/s/ Silvia K. Boulger
Name:	Jeffrey B. DeBoer	Name:	Silvia K. Boulger
Title:	Senior Vice President and Chief Financial Officer	Title:	Vice President and Portfolio Manager

ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

Each Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing amendment.

Hutchins Eugene Nissan, Inc.

Hutchins Imported Motors, Inc.

LAD Advertising, Inc.

LGPAC, Inc.

Lithia Auto Services, Inc.

Lithia BNM, Inc.

Lithia DE, Inc.

Lithia DM, Inc.

Lithia Financial Corporation

Lithia Aircraft, Inc.

Lithia HPI, Inc.

Lithia Klamath, Inc.

L2 Auto, Inc.

Lithia Medford Hon, Inc.

Lithia Motors Support Services, Inc.

Lithia MTLM, Inc.

Lithia of Roseburg, Inc.

Lithia Real Estate, Inc.

Lithia Rentals, Inc.

Lithia Rose-FT, Inc.

Lithia SOC, Inc.

Saturn of Southwest Oregon, Inc.

Lithia Chrysler Jeep of Anchorage, Inc.

Lithia Imports of Anchorage, Inc.

Lithia NA, Inc.

Lithia of Anchorage, Inc.

Lithia of Fairbanks, Inc.

Lithia of South Central AK, Inc.

Lithia CIMR, Inc.

Lithia DC, Inc.

Lithia FMF, Inc.

Lithia JEF, Inc.

Lithia MMF, Inc.

Lithia NF, Inc.

Lithia of California, Inc.

Lithia of Eureka, Inc.

Lithia Seaside, Inc.

Lithia Sea P, Inc.

Lithia of Santa Rosa, Inc.

Lithia TR, Inc.

Lithia Centennial Chrysler Plymouth Jeep, Inc.

Lithia Cherry Creek Dodge, Inc.

Lithia Colorado Jeep, Inc.

Lithia Colorado Springs Jeep Chrysler Plymouth, Inc.

Lithia Foothills Chrysler, Inc.

Lithia of Thornton, Inc.

Lithia CCTF, Inc.

Lithia Ford of Boise, Inc.

Lithia of Caldwell, Inc.

Lithia of Pocatello, Inc.

Lithia Poca-Hon, Inc.

Lithia of TF, Inc.

Lithia MBDM, Inc.

Lithia of Des Moines, Inc.

Lithia CDH, Inc.

Lithia HGF, Inc.

Lithia of Billings, Inc.

Lithia of Great Falls, Inc.

Lithia of Helena, Inc.

Lithia of Missoula, Inc.

Lithia CJD of Omaha, Inc.

Lithia CJDSF, Inc.

Lithia Reno Sub-Hyun, Inc.

Lithia SALMIR, Inc.

Lithia ND Acquisition Corp. #1

Lithia ND Acquisition Corp. #3

Lithia ND Acquisition Corp. #4

Lithia Automotive, Inc.

Camp Automotive, Inc.

Lithia DC of Renton, Inc.

Lithia Dodge of Tri-Cities, Inc.

Lithia HyR, Inc.

Lithia of Seattle, Inc.

Lithia of Spokane, Inc.

Lithia of Cedar Rapids #1, Inc.

Lithia of Cedar Rapids #3, Inc.

Lithia AcDM, Inc.

Lithia HDM, Inc.

Lithia NDM, Inc.

Lithia VAuDM, Inc.

Lithia Bryan Texas, Inc.

Lithia CJDO, Inc.

Lithia CJDSA, Inc.

Lithia CM, Inc.

Lithia CO, Inc.

Lithia CSA, Inc.

Lithia DMID, Inc.

Lithia HMID, Inc.

Lithia NSA, Inc.

Lithia of Abilene, Inc.

Lithia of Corpus Christi, Inc.

Lithia of Midland, Inc.

Lithia TA, Inc.

Lithia TO, Inc.

Lithia Community Development Company, Inc.

L2 Auto of Colorado, Inc.

L2 Auto of Texas, Inc.

L2 Auto of Idaho, Inc.

Lynnwood Properties, LLC

L2 Auto of Oregon, LLC

By:	/s/Jeffrey B. DeBoer
Name:	Jeffrey B. DeBoer
Title:	Authorized Agent

EXHIBIT D

COMPLIANCE CERTIFICATE

This Compliance Certificate is executed and delivered by Lithia Motors, Inc. (“Borrower”) to U.S. Bank National Association, as Agent (in such capacity, “Agent”) pursuant to the requirements of the Loan Agreement dated as of August 31, 2006 between Borrower, the Lenders which are from time to time parties thereto, and Agent (as amended to date, the “Loan Agreement”). Any capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement. This Compliance Certificate covers the four (4) consecutive fiscal quarters ended                              with respect to Section 10.1.3 of the Loan Agreement and is prepared as of                              with respect to Sections 10.1.1, 10.1.2, and 10.1.4 of the Loan Agreement.

1. A review of the activities of the Borrower during the fiscal period covered by this Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of their obligations under the Loan Agreement. To the best knowledge of the undersigned, during such fiscal period all covenants and conditions of the Borrower have been performed and observed and no Default has occurred and is continuing under the Loan Agreement [with the exceptions set forth below in response to which Borrower has taken or propose to take the following actions:

.]

2. To the best knowledge of the undersigned, no event or circumstance which has had or may have a Material Adverse Effect has occurred since the last Compliance Certificate was delivered [with the exceptions set forth below:

.]

3. Attached are the calculations showing whether Borrower was in compliance with Sections 10.1.1, 10.1.2, 10.1.3, and 10.1.4 of the Loan Agreement as of the end of the fiscal period covered by this Compliance Certificate. Each such calculation is derived from the books and records of Borrower and correctly reflects whether Borrower is in compliance with the applicable Sections of the Loan Agreement.

This Compliance Certificate is executed on                                                                              .

LITHIA MOTORS, INC.

By:
Name:
Title:

Calculation of Financial Covenants

10.1.1	Tangible Net Worth

	A.	Assets

		1.	Net Book Value of Assets	$

		2.	MINUS Intangibles	$

		3.	MINUS Affiliate and Insider Receivables	$

		4.	Net Assets		$

	B.	Liabilities

		1.	Total Liabilities	$

		2.	MINUS Subordinated Debt	$

		3.	Net Liabilities		$

	Tangible Net Worth (Line A-4 minus Line B-3)				$

	Required Tangible Net Worth					$200,000,000

10.1.2	Vehicle Equity

	A.	Contracts in Transit			$

	B.	Vehicle Receivables			$

	C.	Cash on deposit

	D.	Net Book Value of Inventory

Continuing Operations:

		1.		New Vehicle Inventory	$

		2.		PLUS Used Vehicle Inventory (includes Program Vehicles)	$

		3.		MINUS Flooring N/P New Vehicle	$

		4.		MINUS Flooring N/P Program Vehicle	$

		5.		MINUS Vehicle Lien Payoff (includes discontinued operations)	$

		6.		MINUS Other Debt secured by New, Used, and Program Vehicles	$

Discontinued Operations:

		7		PLUS New Vehicle Inventory	$

		8.		PLUS Used Vehicle Inventory	$

		9.		MINUS Flooring N/P New Vehicle	$

		10.		MINUS Flooring N/P Program Vehicle	$

		11.		MINUS Other debt secured by New, Used, and Program Vehicles	$

		12.		MINUS Loans	$

		13.		Net Inventory		$

		Total Vehicle Equity (A, plus B, plus C, plus D-13)				$

		Required Vehicle Equity					$45,000,000

10.1.3	Fixed Charge Coverage Ratio

	A.	EBITDAR

			1.	Consolidated Net Income (or Loss)	$

			2.	PLUS interest expense	$

			3.	PLUS income tax expense	$

			4.	PLUS depreciation expense	$

			5.	PLUS amortization expense	$

			6.	PLUS goodwill impairment charges	$

			7.	PLUS stock-based compensation charges	$

			8.	PLUS other approved non-cash charges	$

	9.	MINUS non-cash gains	$

	10.	PLUS rental expense	$

	11.	PLUS extraordinary losses	$

	12.	MINUS extraordinary gains	$

	13.	PLUS or MINUS Excluded Items	$

	Total EBITDAR				$

B.	Pro forma Permitted Acquisitions EBITDA

	1.	Net Income (or Loss)	$

	2.	PLUS interest expense	$

	3.	PLUS income tax expense	$

	4.	PLUS depreciation expense	$

	5.	PLUS amortization expense	$

	6.	PLUS goodwill impairment charges	$

	7.	PLUS stock-based compensation charges	$

	8.	PLUS other approved non-cash charges	$

	9.	MINUS non-cash gains	$

	10.	MINUS all extraordinary gains (or PLUS extraordinary losses)	$

	Pro Forma Permitted Acquisitions EBITDA				$

C.	1.	MINUS Dividends paid in cash	$

	2.	MINUS Income taxes paid in cash	$

	3.	MINUS Maintenance capital expenditures	$

	TOTAL EBITDAR plus EBITDA from acquisitions minus Dividends paid in cash, Income Taxes paid in cash and Maintenance Capital Expenditures (“Total Adjusted EBITDAR”)				$

D.	Fixed Charges

	1.	Interest paid in cash	$

	2.	PLUS Required principal payments on Debt	$

	3.	PLUS Rental expense	$

	TOTAL Fixed Charges				$

Ratio of Total Adjusted EBITDAR to Total Fixed Charges				to 1.0

Permitted Fixed Charge Coverage Ratio:				Not less than to 1.0

10.1.4	Liabilities to Tangible Net Worth Ratio

	A.	Liabilities

		1.	Total Liabilities	$

		2.	MINUS Subordinated Debt	$

		3.	Liabilities			$

	B.	Tangible Net Worth				$

	Ratio of line A-3 to line B				to 1.0

	Permitted Liabilities to Tangible Net Worth Ratio				4.0 to 1.0